Exhibit 99.1

Termination of Companion Animal Diagnostics Products Distribution Agreement Between MWI and IDEXX Laboratories

Frequently Asked Questions

July 25, 2014

Q:  What has happened?

A:  MWI has received notice that IDEXX Laboratories is moving to a fully direct sales and distribution model, and, as result, is ending its companion animal diagnostic products distribution agreement with MWI, effective December 31, 2014.

Q:  What percentage of MWI’s consolidated annual revenues is represented by IDEXX sales expected to be lost once the agreement ends?

A:  MWI estimates that IDEXX sales that will be lost represent approximately 3.4% of MWI’s annual revenues.  This estimate is based on calendar year-to-date figures through June 2014.

Q:  How do margins on IDEXX products compare to MWI’s overall margins?

A:  Gross margins on IDEXX products are currently among the lowest across MWI’s companion animal product lines.  In addition, handling costs on IDEXX products are among the highest across all products MWI distributes due to specialized cooling and packaging requirements, as well as short expiration dates.  Further, IDEXX has historically not paid any performance rebates.

Q:  Will other distributors carry IDEXX companion animal diagnostic products?

A:  MWI’s understanding is that IDEXX is moving to a fully direct sales model.

Q:  How does this impact MWI’s strategy?

A:  This reinforces MWI’s strategy of representing multiple diagnostic lines, as well as MWI’s strategy of being a diversified distributor of animal health products with a leading position across companion and production animal species.  MWI expects to continue to be able to offer a robust selection of diagnostic products to its customers.

Certain statements contained herein that are not descriptions of historical facts are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company's future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include the impact of vendor consolidation on our business; changes in or availability of vendor contracts or rebate programs; vendor rebates based upon attaining certain growth goals; transitional challenges associated with acquisitions, including the failure to retain customers and the disproportionate demands on management resources to integrate acquired businesses; financial risks associated with acquisitions and investments; changes in the way vendors introduce/deliver products to market; seasonality; competition; possible changes in the use of feed additives (antibiotics, growth promotants) used in production animal products due to trade restrictions, animal welfare and/or government regulations; an outbreak of foodborne diseases in production animal products; inability to ship products to the customer as a result of technological or shipping disruptions; the recall of a significant product by one of our vendors; risks associated with our international operations; an outbreak of infectious disease in animals; extended shortage or backorder of a significant product by one of our vendors; the impact of tightening credit standards and/or access to credit on behalf of our customers and suppliers; a disruption caused by adverse weather (i.e. drought) or other natural conditions or disasters; exclusivity requirements with certain vendors that may prohibit us from distributing competing products manufactured by other vendors or margin reductions if we become a non-exclusive distributor; the impact of general economic trends on our business; our intellectual property rights may be inadequate to protect our business; the timing and effectiveness of marketing programs or price changes offered by our vendors; the timing of the introduction of new products and services by our vendors; unforeseen litigation; the ability to borrow on our revolving credit facility, extend the terms of our revolving credit facility or obtain alternative financing on favorable terms or at all; and risks from potential increases in variable interest rates.Other factors include changes in the rate of inflation; changes in state or federal legislation or regulation; the continued safety of the products the Company sells; and changes in the general economy. Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of MWI Veterinary Supply, Inc.